Exhibit 99.1

NEWS RELEASE

For More Information Contact:

Greg Miller, Chief Financial Officer
(408) 934-3144
gregm@calmicro.com

California Micro Devices Presents December Quarter Results

MILPITAS, Calif. — Jan. 20, 2005 — California Micro Devices (Nasdaq: CAMD) today presented financial results for its third fiscal quarter of 2005, which ended December 31, 2004. Revenue was $17.8 million compared to $17.1 million in the prior quarter and $17.0 million in the same quarter a year ago. Diluted earnings per share were $0.04 compared to $0.10 in the prior quarter and $0.12 a year ago. The diluted earnings per share include restructuring charges of approximately $1.1 million related to the previously announced closure of the company’s manufacturing facility in Tempe, Arizona.

The company also announced it had recently identified certain costs from vendors that had been recognized in the incorrect quarter. Accordingly, the company is adjusting its financial results for the six most recent quarters to correct these timing inaccuracies. The largest change to its reported net income in any one quarter was $63,000. The changes in the company’s reported diluted earnings per share are a one cent reduction for the second quarter of fiscal 2004, the first quarter of fiscal 2005, the interim periods in fiscal 2004 and fiscal 2004. The company is completing the implementation of Oracle ERP software which will assist in the appropriate recording of future vendor expenses.

“Thanks to the strong demand for our products, we saw an 18 percent sequential increase in our core business revenue to a record $15.4 million,” said Robert V. Dickinson, president and CEO. “Revenue from our Mobile products grew by 22 percent, while revenue from our Computing and Digital Consumer products rose by 8 percent. We also set new records for core business bookings at $15.6 million and for design wins at 197.” Dickinson noted that total core business revenue increased by 42 percent compared to the same quarter a year ago.

Conference Call Today

California Micro Devices will hold a conference call today at 2:00 p.m. Pacific Time to discuss its December quarter results. Within the USA, interested parties can access the conference call by dialing (800) 240-2134. International parties may gain access by dialing (303) 262-2140. No password is necessary.

Telephone replay of the conference call will be available from approximately 4:00 p.m. Pacific Time today and continuing for one year. To access this recording from within the USA, please dial (800) 405-2236 and enter the conference pass code 11020238. International callers may gain access by dialing (303) 590-3000 and entering the same pass code.

About California Micro Devices Corporation

California Micro Devices Corporation is a leading supplier of application specific analog semiconductor products for the mobile, computing and digital consumer markets. Key products include Application Specific Integrated Passive™ (ASIP™) devices plus power management and interface ICs. Detailed corporate and product information may be accessed at www.calmicro.com.

All statements contained in this press release that are not historical facts are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. They are not guarantees of future performance or events. Rather, they are based on current expectations, estimates, beliefs, assumptions, and goals and objectives and are subject to uncertainties that are difficult to predict. As a result, our actual results may differ materially from the statements made. Often such statements can be identified by their use of words such as will, intends, expects, plans, believes, anticipates, and estimates. Forward-looking statements made in this release include that we are completing the implementation of Oracle ERP software, which will assist in the appropriate recording of future vendor expenses. These forward-looking statements are based upon our assumptions about and assessment of the future, which may or may not prove true, and involve a number of risks and uncertainties including, but not limited to, whether we encounter technical or personnel issues in our implementation efforts and whether the software performs as designed due to operator error or design flaws, as well as other risk factors detailed in the company’s Form 8K, 10K, and 10Q filings with the Securities and Exchange Commission. Due to these and other risks, the company’s future actual results could differ materially from those discussed above. These forward-looking statements speak only as to the date of this release, and, except as required by law, we undertake no obligation to publicly release updates or revisions to these statements whether as a result of new information, future events, or otherwise.

# # #

ASIP™ and Application Specific Integrated Passive™ are trademarks of California Micro Devices.

California Micro Devices Corporation • 430 N. McCarthy Blvd. #100, Milpitas, CA 95035-5112

www.calmicro.com • Tel: 408.263-3214 • Fax: 408.263-7846

All other trademarks are property of their respective owners

California Micro Devices Corporation

CONDENSED BALANCE SHEETS

(amounts in thousands, except share quantities)

(Unaudited)

	December 31, 2004	March 31, 2004*
ASSETS
Current assets:
Cash and cash equivalents	$4,160	$20,325
Short-term investments	28,877	—
Accounts receivable, less allowance for doubtful accounts of $80 and $76, respectively	9,890	6,134
Inventories	8,355	6,543
Prepaid expenses and other current assets	705	911

Total current assets	51,987	33,913
Property, plant and equipment, net	6,430	6,985
Other long-term assets	173	229

TOTAL ASSETS	$58,590	$41,127

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,877	$4,705
Accrued liabilities	3,046	4,560
Deferred margin on shipments to distributors	2,088	2,459
Current maturities of long-term debt and capital lease obligations	92	2,568

Total current liabilities	11,103	14,292
Long-term debt and capital leases, less current maturities	176	4,684
Other long-term liabilities	24	33

Total liabilities	11,303	19,009

Commitments and contingencies
Shareholders’ equity:
Common stock - no par value; 50,000,000 and 25,000,000 shares authorized as of September 30, 2004 and March 31, 2004, respectively; shares issued and outstanding: 21,523,558 as of December 31, 2004 and 19,788,088 as of March 31, 2004	105,127	84,991
Accumulated other comprehensive loss	—	—
Accumulated deficit	(57,840)	(62,873)

Total shareholders’ equity	47,287	22,118

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$58,590	$41,127

*	Restated. See schedule of restatement adjustments.

California Micro Devices Corporation

CONDENSED STATEMENTS OF OPERATIONS

(amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2004	2003*	2004	2003*
Net sales	$17,840	$16,957	$51,372	$43,723
Cost and expenses:
Cost of sales	11,342	9,789	31,455	29,072
Research and development	1,192	1,219	3,648	3,258
Selling, general and administrative	3,484	3,190	9,965	8,846
Restructuring	1,055	—	1,055	—

Total costs and expenses	17,073	14,198	46,123	41,176

Operating income	767	2,759	5,249	2,547
Other (income) expense, net	(130)	210	61	661

Income before income taxes	897	2,549	5,188	1,886
Income taxes	27	41	155	41

Net income	$870	$2,508	$5,033	$1,845

Net income per share–basic	$0.04	$0.13	$0.24	$0.11

Weighted average common shares outstanding–basic	21,492	19,107	21,241	17,545

Net income per share–diluted	$0.04	$0.12	$0.22	$0.10

Weighted average common shares and share equivalents outstanding–diluted	22,804	20,731	22,780	18,203

*	Restated. See schedule of restatement adjustments.

California Micro Devices Corporation

RESTATEMENT ADJUSTMENTS TO BALANCE SHEET

(amounts in thousands)

(Unaudited)

	June 30, 2003	September 30, 2003	December 31, 2003	March 31, 2004	June 30, 2004	September 30, 2004
Inventories
As originally reported	$3,434	$4,361	$5,407	$6,521	$6,883	$7,570
Restated	3,504	4,371	5,420	6,543	6,903	7,686

Increase (decrease)	70	10	13	22	20	116

Accounts payable
As originally reported	3,801	4,026	5,249	4,498	6,600	4,727
Restated	3,933	4,181	5,465	4,705	6,833	5,003

Increase (decrease)	132	155	216	207	233	276

Accrued liabilities
As originally reported	2,771	3,554	3,770	4,560	2,451	2,495
Restated	2,771	3,534	3,709	4,560	2,449	2,498

Increase (decrease)	—	(20)	(61)	—	(2)	3

Accumulated deficit
As originally reported	(67,665)	(66,983)	(64,458)	(62,688)	(60,730)	(58,547)
Restated	(67,727)	(67,108)	(64,600)	(62,873)	(60,941)	(58,710)

Increase (decrease)	(62)	(125)	(142)	(185)	(211)	(163)

California Micro Devices Corporation

RESTATEMENT ADJUSTMENTS TO CONDENSED STATEMENTS OF OPERATIONS

(amounts in thousands, except per share data)

(Unaudited)

	THREE MONTHS ENDED						FISCAL 2004			FISCAL 2005
	June 30, 2003	September 30, 2003	December 31, 2003	March 31, 2004	June 30, 2004	September 30, 2004	Six Months Ended September 30, 2003	Nine Months Ended December 31, 2003	Year Ended March 31, 2004	Six Months Ended September 30, 2004
Cost of sales
As originally reported	$9,156	$9,986	$9,766	$9,280	$9,906	$10,273	$19,142	$28,908	$38,188	$20,179
Restated	9,218	10,065	9,789	9,301	9,934	10,179	19,283	29,072	38,373	20,113

Increase (decrease)	62	79	23	21	28	(94)	141	164	185	(66)

Research and development
As originally reported	1,052	991	1,220	1,291	1,206	1,207	2,043	3,263	4,554	2,413
Restated	1,052	987	1,219	1,296	1,206	1,250	2,039	3,258	4,554	2,456

Increase (decrease)	—	(4)	(1)	5	—	43	(4)	(5)	—	43

Selling, general and administrative
As originally reported	2,678	2,990	3,195	3,121	3,226	3,254	5,668	8,863	11,984	6,480
Restated	2,678	2,978	3,190	3,138	3,225	3,256	5,656	8,846	11,984	6,481

Increase (decrease)	—	(12)	(5)	17	(1)	2	(12)	(17)	—	1

Income taxes
As originally reported	—	—	41	(41)	61	67	—	41	—	128
Restated	—	—	41	(41)	60	68	—	41	—	128

Increase (decrease)	—	—	—	—	(1)	1	—	—	—	—

Net income
As originally reported	(1,220)	682	2,525	1,770	1,958	2,183	(538)	1,987	3,757	4,141
Restated	(1,282)	619	2,508	1,727	1,932	2,231	(663)	1,845	3,572	4,163

Increase (decrease)	(62)	(63)	(17)	(43)	(26)	48	(125)	(142)	(185)	22

Net income per share–basic
As originally reported	(0.08)	0.04	0.13	0.09	0.09	0.10	(0.03)	0.11	0.21	0.20
Restated	(0.08)	0.04	0.13	0.09	0.09	0.10	(0.04)	0.11	0.20	0.20

Increase (decrease)	—	—	—	—	—	—	(0.01)	—	(0.01)	—

Net income per share–diluted
As originally reported	(0.08)	0.04	0.12	0.08	0.09	0.10	(0.03)	0.11	0.20	0.18
Restated	(0.08)	0.03	0.12	0.08	0.08	0.10	(0.04)	0.10	0.19	0.18

Increase (decrease)	—	(0.01)	—	—	(0.01)	—	(0.01)	(0.01)	(0.01)	—